Exhibit 10.10

USA RARE EARTH, LLC
SECOND AMENDED AND RESTATED
EQUITY INCENTIVE PLAN

Effective August 26, 2022

1. Purpose. This Second Amended and Restated USA Rare Earth, LLC Equity Incentive Plan (the “Plan”) is intended to further the growth and success of USA Rare Earth, LLC, a Delaware limited liability company (the “Company”) by enabling Service Providers to acquire equity interests in the Company, thereby increasing their personal stake in the Company’s growth and success, providing a means of rewarding outstanding service by such Service Providers and aiding retention. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 3, 2021 (as amended by the First Amendment dated August 13, 2021 and as it may be further amended, modified, superseded or replaced from time to time, the “LLC Agreement”).

2. Definitions.

“Award” means an award of Incentive Units granted pursuant to Section 5 of the Plan.

“Award Agreement” means an agreement by and between the Company and a Participant evidencing the terms of an Award and entered into pursuant to the terms of the Plan.

“Cause,” with respect to any particular Service Provider, has the meaning set forth in any effective Award Agreement, employment agreement or other written contract of engagement entered into between the Company and such Service Provider, or if none, then “Cause” means any of the following:

(a) a Service Provider’s repeated failure to perform substantially his or her duties as an employee or other service provider of the Company or any of the Company Subsidiaries (other than any such failure resulting from his or her Disability) which failure, whether committed willfully or negligently, has continued unremedied for more than 30 days after the Company has provided written notice thereof; provided, that, a failure to meet financial performance expectations shall not, by itself, constitute a failure by the Service Provider to substantially perform his or her duties;

(b) a Service Provider’s fraud or embezzlement;

(c) a Service Provider’s material dishonesty or breach of fiduciary duty owed to the Company or any of the Company Subsidiaries;

(d) a Service Provider’s willful misconduct or gross negligence which is injurious to the Company or any of the Company Subsidiaries;

(e) any conviction of, or the entering of a plea of guilty or nolo contendere to, a crime that constitutes a felony (or any state-law equivalent) or that involves moral turpitude, or any willful or material violation by such Service Provider of any federal, state or foreign securities laws;

(f) any conviction of any other criminal act or act of material dishonesty, disloyalty or misconduct by such Service Provider that has a material adverse effect on the property, operations, business or reputation of the Company or any of the Company Subsidiaries;

(g) the unlawful use (including being under the influence) or possession of illegal drugs by such Service Provider on the premises of the Company or any of the Company Subsidiaries while performing any duties or responsibilities with the Company or any of the Company Subsidiaries;

(h) the material violation by a Service Provider of any rule or policy of the Company or any of the Company Subsidiaries; or

(i) the material breach by a Service Provider of any restrictive covenant that is included in the LLC Agreement, any effective Award Agreement, employment agreement or any written non-disclosure, non-competition or non-solicitation covenant or agreement with the Company or any of the Company Subsidiaries.

“Change in Control” means (a) the sale of all or substantially all of the consolidated assets of the Company and the Company Subsidiaries to a Third Party Purchaser; (b) a sale resulting in no less than a majority of the Units on a Fully Diluted Basis being held by a Third Party Purchaser; or (c) a merger, consolidation, recapitalization or reorganization of the Company with or into a Third Party Purchaser that results in the inability of the Members to designate or elect a majority of the Managers (or the board of directors (or its equivalent) of the resulting entity or its parent company).

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means the committee as may be appointed by the Managers to administer the Plan in accordance with Section 3 hereof, or where no such committee is appointed, the full Managers.

“Company” means USA Rare Earth, LLC a Delaware limited liability company, including any successor thereto.

“Company Subsidiary” means any corporation, partnership, limited liability company, joint venture or other entity of or in which more than 50% of the issued and outstanding equity securities are directly or indirectly owned by the Company.

“Disability,” with respect to any Service Provider, has the meaning set forth in any effective Award Agreement, employment agreement or other written contract of engagement entered into between the Company and such Service Provider, or if none, then “Disability” means such Service Provider’s incapacity due to physical or mental illness that: (a) shall have prevented such Service Provider from performing his or her duties for the Company or any of the Company Subsidiaries on a full-time basis for more than 90 or more consecutive days or an aggregate of 180 days in any 365-day period; or (b)(i) the Managers determine, in compliance with applicable law, is likely to prevent such Service Provider from performing such duties for such period of time and (ii) 30 days have elapsed since delivery to such Service Provider of the determination of the Managers and such Service Provider has not resumed such performance (in which case the termination in the case of a termination for Disability pursuant to this subclause (b) shall be deemed to be the last day of such 30-day period).

“Distribution Threshold” means an amount specified by the Committee with respect to each Incentive Unit and set forth in the applicable Award Agreement in accordance with the LLC Agreement. The Distribution Threshold applicable to any Incentive Unit issued hereunder shall be no less than the amount determined by the Managers to be necessary to cause such Incentive Unit to constitute a “profits interest” within the meaning of Revenue Procedures 93-27 and 2001-43.

“Effective Date” means the date as of which this Plan is adopted by the Managers, as set forth above.

“Equity Equivalents” means any security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for Units.

“Fully Diluted Basis” means, as of any date of determination, (a) all issued and outstanding Company equity securities and all equity securities issuable upon the exercise or conversion of any outstanding Equity Equivalents as of such date, whether or not such Equity Equivalent is at the time exercisable or convertible; or (b) with respect to any specified type, class or series of Company equity securities, all issued and outstanding shares of Company equity securities designated as such type, class or series and all such designated shares of Company equity securities issuable upon the conversion or exercise of any outstanding Equity Equivalents as of such date, whether or not such Equity Equivalent is at the time exercisable or convertible.

“Fair Market Value” means as of any date the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for the applicable Unit in an arm’s length transaction, as determined in good faith by the Managers based on such factors as the Managers, in the exercise of its reasonable business judgment, considers relevant. Notwithstanding anything to the contrary contained herein, all determinations of Fair Market Value shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse.

“Grant Date” means, with respect to any Award, the date on which such Award is granted pursuant to the Plan.

“Incentive Unit” means a type of unit having the privileges, preference, duties, liabilities, obligations and rights specified in this Plan and the LLC Agreement.

“Liquidating Value” means the amount of distributions that the applicable class of Units would be entitled to receive with respect to a single Unit of such class under Section 13.4 of the LLC Agreement if all of the assets of the Company were sold for their fair market values, as determined by the Committee in its sole discretion, the liabilities of the Company were paid in full (except that non-recourse liabilities shall be paid only to the extent of the fair market value, as determined by the Committee in its sole discretion, of the assets securing, or otherwise available to satisfy, such liabilities), and the remaining proceeds were distributed as of the end of such accounting period in accordance with Section 13.4 of the LLC Agreement.

“LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 3, 2021, as amended by the First Amendment dated August 13, 2021 and as it may be further amended, modified, superseded or replaced from time to time.

“Manager” has the meaning set forth in Article I of the LLC Agreement.

“Participant” means any Service Provider designated by the Committee to participate in the Plan.

“Permitted Transferee” has the meaning set forth in Article I of the LLC Agreement.

“Plan” means this Second Amended and Restated USA Rare Earth, LLC Equity Incentive Plan, as set forth herein, and as amended from time to time.

“Qualified Equity Offering” means (a) the sale, in a firm commitment underwritten public offering led by a nationally recognized underwriting firm pursuant to an effective registration statement under the Securities Act, of Units (or common stock of the Company upon conversion of such Units into common stock of a corporation) having an aggregate offering value (net of underwriters’ discounts and selling commissions) of at least $20,000,000, following which at least 20% of the total Units (or common stock of the Company upon conversion of such Units) on a Fully Diluted Basis shall have been sold to the public and shall be listed on any national securities exchange or quoted on the Nasdaq Stock Market System and (b) a merger or other business combination or recapitalization whereby the shares of Company equity are exchanged for publicly traded securities in such other entity or a combination of publicly traded securities in such other entity and cash or other assets. For the avoidance of doubt, a transaction or series of transactions (whether merger, consolidation or transfer or issuance of equity interests or otherwise) whereby a special purpose acquisition company acquires all of the equity interests of the Company (or any surviving or resulting company) shall be deemed a Qualified Equity Offering under subclause (b).

“Reorganization” means any merger, consolidation, conversion, or other similar transaction (in each case that does not constitute a Change in Control) involving the Company or any of the Company Subsidiaries in which some or all of the Company’s Class A Units immediately prior to such transaction are converted into or exchanged for equity securities of any surviving entity immediately after such transaction.

“Service Provider” means a Manager, officer, employee, consultant or other service provider of the Company or any Company Subsidiary.

“Termination of Service” means the termination of a Participant’s service with the Company and/or any Company Subsidiary for any reason, whether voluntary or involuntary.

“Third Party Purchaser” means any prospective purchaser who is not an affiliate of the Company or any Member.

“Unvested Incentive Unit” has the meaning set forth in Section 5.2(a) hereof.

“Unit” has the meaning set forth in Article I of the LLC Agreement.

“Vested Incentive Unit” has the meaning set forth in Section 5.2(a) hereof.

3. Administration.

3.1 Committee. The Plan shall be administered by the Committee. Subject to the terms of the LLC Agreement, the Committee shall have such power and authority as is granted to it by the Managers in the resolutions appointing the Committee.

3.2 Procedures. The Committee shall adopt such rules and regulations as it deems appropriate regarding the holding of meetings and the administration of the Plan.

3.3 Awards. The Committee shall have the authority to determine all matters and issues relating to the granting of Awards under the Plan, including, without limitation:

(a) the Service Providers who shall be granted Awards;

(b) the time or times when Awards shall be granted;

(c) the number of Incentive Units subject to each Award;

(d) whether an Award Agreement must be executed by a Participant’s spouse;

(e) the terms and conditions of any Award, including the Distribution Threshold, any vesting conditions (which may include performance-based goals), restrictions or limitations and any vesting acceleration (whether upon a Change in Control or otherwise) or forfeiture waiver regarding any Award and the Incentive Units relating thereto, based on such factors as the Committee shall determine;

(f) subject to Section 6 hereof or any similar provision in any Award Agreement, whether to modify, amend or adjust the terms and conditions of any Award.

3.4 Profits Interest Determinations. The Committee may take all actions necessary or appropriate to cause the Incentive Units granted hereunder to be treated as “profits interests” for all United States federal income tax purposes. The Distribution Threshold with respect to Incentive Units issued as of a particular date will be at least equal to the Liquidating Value of a Class A Unit of the Company as of the date of the award. The determination of the Committee of each Distribution Threshold shall be final, conclusive and binding on all Participants.

3.5 Interpretation. The Committee shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. Such designations, determinations, interpretations and decisions by the Committee need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

4. Incentive Units Subject to the Plan. Subject to Section 6 hereof, the number of Incentive Units that the Company may issue under the Plan shall not exceed the greater of either 42,532,723 Incentive Units or 10% of the aggregate total of Units (excluding all Incentive Units) outstanding on a Fully Diluted Basis as of the date of the grant. If and to the extent that any Award is forfeited (or repurchased by the Company for its original cost), the Incentive Units subject to such Awards shall again be available for distribution under the Plan.

5. Awards.

5.1 General. Awards may be granted to Participants at such times as determined by the Committee. Each Award shall be evidenced by an Award Agreement which shall set out the material terms of the Award.

5.2 Terms and Conditions of Awards.

(a) Vesting. The Committee shall establish such vesting criteria for the Incentive Units as it determines in its discretion and shall include such vesting criteria (if any) in each Award Agreement. Vesting may be based on the continued service of the Participant or on the achievement of performance goals set out in the Award Agreement. Incentive Units may also be fully vested on the Grant Date. Incentive Units that have not vested are “Unvested Incentive Units”. Incentive Units that have vested are “Vested Incentive Units”. The Committee may, at any time, waive or accelerate any of the foregoing restrictions, in whole or in part, in its discretion.

(b) Distribution Threshold. The Committee shall specify the Distribution Threshold applicable to each Incentive Unit in the applicable Award Agreement in accordance with the LLC Agreement. The Distribution Threshold applicable to any Incentive Unit issued pursuant to this Section 5 shall be no less than the amount determined by the Committee to be necessary to cause such Incentive Unit to constitute a “profits interest” within the meaning of Revenue Procedures 93-27, 1993-2 C.B. 343 and 2001-43, 2001-2 C.B. 191. The Distribution Threshold applicable to any Incentive Unit shall be subject to adjustment after grant in accordance with the LLC Agreement and the Plan.

(c) Section 83(b) of the Code. As a condition to receiving an Award under the Plan, the Participant shall be required to make a timely election under Section 83(b) of the Code in connection with the receipt of such Incentive Units.

(d) Restrictions on Transfer. Except with the consent of the Committee and in accordance with the conditions imposed in Article X of the LLC Agreement, a Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber any Incentive Units.

(e) Voting. Participants shall have no voting rights with respect to Incentive Units granted under the Plan.

(f) Rights to Distribution. Participants holding Incentive Units shall be entitled to receive distributions on a pari passu basis with the Class A Units in accordance with Section 4.2 of the LLC Agreement subject to the limitations set forth in Section 4.4(c) of the LLC Agreement.

5.3 Forfeiture. Unless otherwise determined by the Committee, in its sole discretion, and set forth in the applicable Award Agreement or by resolution, at any time prior to the consummation of a Qualified Equity Offering or a Change in Control the Company may, at its election, require the Service Provider and any or all of the Service Provider’s Permitted Transferees to either forfeit or sell to the Company all or any portion of such Service Provider’s Incentive Units in connection with a Termination of Service at the following respective purchase prices:

(a) In the event of a Termination of Service for any reason, Unvested Incentive Units shall be forfeited without consideration.

(b) In the event of a Termination of Service by the Company or any Company Subsidiary for Cause, the Vested Incentive Units shall be forfeited without consideration.

(c) In the event of a Termination of Service by the Company or any Company Subsidiary for a reason other than Cause, or due to the death or Disability of a Service Provider, the Company’s purchase price per Vested Incentive Unit shall be its Fair Market Value on the date of such termination.

6. Adjustments. If the Units are changed by reason of a change in corporate capitalization or exchanged for other securities as a result of a merger, consolidation or reorganization, the Committee shall make appropriate adjustments to the maximum number of Incentive Units that may be granted hereunder and shall make such adjustments to the Incentive Units as shall be equitable and appropriate to prevent dilution or enlargement of the benefits provided by Awards granted under the Plan.

7. Change in Control. The Committee may, in its sole discretion, provide by resolution or in any Award Agreement that all or a portion of a Participant’s Unvested Incentive Units shall become Vested Incentive Units upon a Change in Control and/or that the restrictions and limitations applicable to the Incentive Units shall lapse and such Incentive Units shall become free of all restrictions and become fully vested and transferable (subject to any restrictions generally applicable to other Members).

8. Withholding; No Guarantee of Tax Treatment.

8.1 Withholding. Whenever Incentive Units are to be delivered to a Participant under the Plan, the Company shall be entitled to require as a condition of delivery that the Participant agree to remit when (and if) due, an amount sufficient to satisfy all current or estimated future federal, state and local withholding tax and employment tax requirements relating thereto.

8.2 No Guarantee of Tax Treatment. The Incentive Units granted under the Plan are intended to be “profits interests” for United States federal income tax purposes pursuant to Revenue Procedures 93-27, 1993-2 C.B. 343 and 2001-43, 2001-2 C.B. 191. The Managers may take all actions necessary or appropriate to cause the Incentive Units to be treated as profits interests for all United States federal income tax purposes. Notwithstanding the foregoing, the Company does not guarantee that any Award intended to be a profits interest shall be treated as such for tax purposes, and none of the Managers, the Company or any Company Subsidiary shall indemnify any individual with respect to the tax consequences if they are not so treated.

9. Conversion of Incentive Units.

9.1 Upon a Qualified Equity Offering, each Incentive Unit shall be converted, effective as of immediately prior to such Qualified Equity Offering, into an amount of Company Class A Units pursuant to Section 9.3.

9.2 Upon a Reorganization, each Incentive Unit shall be converted, effective as of immediately prior to such Reorganization, into an amount of Company Class A Units pursuant to Section 9.3; provided that in lieu of issuing Class A Units in a Reorganization, the Company may issue the same securities, cash or property as would be payable for the Class A Units issuable upon conversion of the Inventive Units as if such Class A Units were outstanding on the record date for the Reorganization; provided further that any such securities issued pursuant to this Section 9.2 upon the conversion of any Unvested Incentive Units shall be subject to substantially the same restrictions and vesting schedule as provided in this Plan and the Award Agreement.

9.3 Each Incentive Unit will convert into a number of Class A Units equal to a fraction (i) the numerator of which is the Liquidating Value of a Class A Unit (determined as of immediately prior to such Qualified Equity Offering or Reorganization) minus the applicable Distribution Threshold and (ii) the denominator of which is the Liquidating Value of a Class A Unit (determined as of immediately prior to such Qualified Equity Offering or Reorganization). Upon such a conversion the total number of Class A Units into which any particular Incentive Unit holder’s aggregate Incentive Units (that are subject to such conversion) shall be converted shall be rounded down to the nearest whole number of Class A Units.

10. General Provisions.

10.1 LLC Agreement; Spousal Consent. Any Incentive Units granted under the Plan shall be subject to the LLC Agreement which may contain restrictions on the transferability of such Incentive Units (such as a right of first refusal or a prohibition on transfer) and such units may be subject to call rights and drag-along rights of the Company. As a condition to receiving an Award under the Plan, the Participant shall be required to sign a joinder agreement to the LLC Agreement and, if required, obtain a spousal consent.

10.2 No Right to Awards. No Participant shall have any claim to be granted any Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each Participant or holder or beneficiary.

10.3 No Right to Employment. No Award made hereunder shall be construed as giving any Participant the right to be retained in the employ of, or on any other continuing relationship with, the Company or a Company Subsidiary.

10.4 No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Company Subsidiary, Awards granted hereunder shall not be deemed “compensation” for purposes of computing benefits or contributions under any retirement plan of the Company or a Company Subsidiary, and shall not affect any benefits under any other benefit plan. The Plan is unfunded and is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and shall be interpreted accordingly.

10.5 Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations.

10.6 Effective Date; Term of Plan. The Plan shall become effective on the Effective Date. This Plan will remain in effect until it is revised or terminated by further action of the Managers.

10.7 Termination and Amendment. The Committee may at any time amend or modify this Plan in whole or in part. However, no amendment or termination of the Plan may impair the right of a Participant with respect to an Award previously granted under the Plan without such Participant’s consent. Notwithstanding the foregoing, the Participant’s consent shall not be required if the Committee determines in its sole discretion that such an amendment or modification or termination is required or advisable for the Company, the Plan or the Award to satisfy any applicable law or regulation, stock exchange rule, over-the-counter market rule or to meet the requirements of any intended accounting treatment. The Committee may also amend the Plan and/or any Award Agreement without the Participant’s consent to the extent necessary to (a) comply with Section 409A of the Code; or (b) ensure that the Incentive Units granted under the Plan are treated as profits interests for all United States federal income tax purposes.

10.8 Applicable Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

10.9 Conflict Between the Plan and the LLC Agreement. The Plan is subject to the LLC Agreement, the terms and provisions of which are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained in the Plan and a term or provision of the LLC Agreement, the applicable terms and provisions of the LLC Agreement will govern and prevail.

10.10 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

10.11 Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

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The Managers of the Company has caused an authorized person to execute this Plan to evidence the Company’s adoption of this Plan.

USA RARE EARTH, LLC

By:	/s/ Thayer Smith
Name:	Thayer Smith
Title:	President